UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 31, 2017

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, The Dixie Group, Inc. awarded performance based options to certain key employees and executive officers pursuant to the Company’s Incentive Plan approved by shareholders at the 2016 annual meeting. The terms of the options, as set by the Compensation Committee of the Board of Directors of the Company, provide that the options must meet a performance target of $7.00 per share for a period of five consecutive trading days, following an initial two year holding period, to vest and become exercisable. The options have a term, including the initial two year term, of five years, after which all unexercised options expire. All options have a strike price of Fair Market Value (plus 10% in the case of holders of stock representing 10% or more of the voting power of the Company) as of the date of the Committee action approving the option terms - May 26, 2017, and determined to be $4.17, the average high and low trading price of the Company’s common stock on such date. Options granted to the Company’s named executive officers are: Daniel K. Frierson, 40,000; D. Kennedy Frierson, Jr., 25,000; Jon A. Faulkner, 15,000; W. Derek Davis, 15,000.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1) Form of Stock Option Agreement - Common Stock
10.2) Form of Stock Option Agreement - Class B Holder

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer

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